UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2022

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, €0.001 par value	PRGO	New York Stock Exchange
4.000% Notes due 2023	PRGO23	New York Stock Exchange
3.900% Notes due 2024	PRGO24	New York Stock Exchange
4.375% Notes due 2026	PRGO26	New York Stock Exchange
3.15% Notes due 2030	PRGO30	New York Stock Exchange
5.300% Notes due 2043	PRGO43	New York Stock Exchange
4.900% Notes due 2044	PRGO44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2022, Perrigo Company plc (the “Company”) announced the retirement of Mr. Todd Kingma, Executive Vice President (EVP), General Counsel, and Corporate Secretary, effective August 31, 2022.

The Company has appointed Ms. Kyle Hanson, 57, to assume the roles of EVP, General Counsel and Corporate Secretary, effective June 1, 2022. To assist with a seamless transition, Mr. Kingma will serve in an advisory capacity until his retirement.

Ms. Hanson is a highly skilled lawyer, with nearly 25 years of experience as counsel for consumer-focused companies. She spent the last four years at Wolverine Worldwide, Inc. (NYSE: WWW), where she served as Senior Vice President, General Counsel and Secretary. Prior to Wolverine, Ms. Hanson served for 20 years in various roles of increasing responsibility, including as General Counsel, at The Buckle (NYSE: BKE).

There is no arrangement or understanding between Ms. Hanson and any other persons pursuant to which Ms. Hanson was selected as an officer. There are no family relationships between Ms. Hanson and any director or executive officer of the Company and no related-party transactions involving Ms. Hanson that would require disclosure under Item 404(a) of Regulation S-K.

Additionally, as previously announced, Mr. Ray Silcock informed the Company of his intent to retire as Chief Financial Officer (CFO) and principal accounting officer of the Company, to be effective July 15, 2022.

The Company has appointed Mr. Eduardo Bezerra, 47, as EVP and CFO, effective May 16, 2022, succeeding Mr. Silcock, who will serve in an advisory capacity until his retirement on July 15, 2022.

Prior to joining the Company, Mr. Bezerra served as Senior Vice President and Chief Financial Officer of Fresh Del Monte Produce, Inc. (NYSE: FDP). He previously served in multiple finance, as well commercial and strategy positions with increasing responsibility at Monsanto Company for over 20 years, before the company was acquired by Bayer AG, when he took the lead on all finance-related integration matters.

The Company and Mr. Bezerra entered into an offer letter, on May 6, 2022 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Bezerra’s base salary will be $700,000 annually and he will receive a one-time sign-on bonus of $200,000, which is subject to partial repayment if Mr. Bezerra voluntarily terminates his employment within the first two years of his start date. Mr. Bezerra will participate in Perrigo’s Annual Incentive Plan, with a 2022 target award of 80% of his base salary. Mr. Bezerra will also participate in the Company’s 2019 Long-Term Incentive Plan (the “LTIP Plan”), with a 2022 award value of $1,800,000, subject to the terms of the LTIP Plan and award agreements thereunder. In addition, Mr. Bezzera will be eligible to participate in the Company’s U.S. Severance Policy Amended and Restated Effective February 14, 2019, as well as other benefit plans offered to executive employees of the Company.

There is no arrangement or understanding between Mr. Bezerra and any other persons pursuant to which Mr. Bezerra was selected as an officer. There are no family relationships between Mr. Bezerra and any director or executive officer of the Company and no related-party transactions involving Mr. Bezerra that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On May 11, 2022, the Company issued a press release announcing the matters described in Item 5.02, above. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

The information set forth in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Letter Agreement between the Company and Eduardo Bezerra, dated May 6, 2022.

99.1	Press Release issued by Perrigo Company plc on May 11, 2022.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

PERRIGO COMPANY PLC

	By:	/s/ Todd W. Kingma
Dated: May 11, 2022		Todd W. Kingma
Executive Vice President, General Counsel and Secretary